UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2012

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 28, 2012 we issued a press release announcing that we are scheduled to participate at The Telsey Advisory Group's 4th Annual Spring Consumer Conference on Thursday, March 29, 2012 at 10:00 a.m. eastern time at the InterContinental Hotel New York Times Square.

Anthony M. Romano, President and Chief Executive Officer and Eric M. Specter, Executive Vice President and Chief Financial Officer will represent us at the conference.

Our slide and audio presentation will be available at http://www.charmingshoppes.com/investors/manage/index.asp beginning at 10:00 a.m. on Thursday, March 29, 2012 and will be available for replay for 90 days.

A copy of the press release is attached as Exhibit 99.1 and the slide presentation is attached as Exhibit 99.2 to this report.

Our presentation may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: our strategic review (including our plan to divest our Fashion Bug brand) may not result in any specific course of action or transaction; the failure to successfully execute our business plans could result in lower than planned sales and profitability; the failure to successfully execute or realize the projected benefits from our real estate strategy relating to store openings and relocations to strip shopping centers could result in lower than planned sales and profitability; the failure to divest Fashion Bug on a favorable or timely basis could distract our management, cause us to continue to sustain losses, and affect the execution of other components of our business plan; the failure to realize the planned cost savings or operational efficiencies as a result of our realignment of our distribution center operations in Greencastle and White Marsh or our planned transformation of our information technology and distribution infrastructure; the failure to realize the benefits from the operation of our credit card program by our third-party provider; the impact of changes in laws and regulations governing credit cards could limit the availability of, or increase the cost of, credit to our customers; the failure to enhance our merchandise and marketing and accurately predict fashion trends, customer preferences, and other fashion-related factors; the failure of growth in the women's plus apparel market; the failure to continue receiving financing at an affordable cost through the availability of credit we receive from our bankers, suppliers and their agents; the failure to effectively implement our store closing plans; the failure to continue receiving accurate and compliant e-commerce and third-party processing services; the failure to achieve improvement in our competitive position; the failure to maintain efficient and uninterrupted order-taking and fulfillment in our e-commerce and direct-to-consumer businesses; extreme or unseasonable weather conditions; economic downturns; escalation of energy and transportation costs; adverse changes in the costs or availability of fabrics and raw materials; a weakness in overall consumer demand; the failure to find suitable store locations; increases in wage rates; the ability to hire and train associates; trade and security restrictions and political or financial instability in countries where goods are manufactured; the failure of our vendors to deliver quality and timely shipments in compliance with applicable laws and regulations; the interruption of merchandise flow from our centralized distribution facilities and third-party distribution providers; inadequate systems capacity; inability to protect trademarks or other intellectual property; competitive pressures; and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with the

Securities and Exchange Commission. We assume no duty to update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01 and the exhibits attached hereto shall be deemed to be "furnished" and shall not be deemed to be "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Charming Shoppes, Inc. press release dated March 28, 2012

99.2	Charming Shoppes, Inc. slide presentation dated March 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date:	March 29, 2012	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Charming Shoppes, Inc. press release dated March 28, 2012

99.2	Charming Shoppes, Inc. slide presentation dated March 29, 2012

4